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                                                                    EXHIBIT 21

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                           EARLE M. JORGENSEN COMPANY

                      LISTING OF THE COMPANY'S SUBSIDIARIES

                                                                          DATE                         STATE/
                                                        NATURE OF       ACQUIRED         %           COUNTRY OF
NAME                                                     BUSINESS      OR CREATED       OWNED       INCORPORATION
----                                                    ---------      ----------       -----       -------------
Earle M. Jorgensen (Canada) Inc. (formerly Kilsby         Metal         11/13/90         100%           Canada
   Jorgensen Steel & Aluminum Inc.)                    Distributor

Stainless Insurance Ltd.                                 Captive        03/20/96         100%           Bermuda
                                                        Insurance
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